UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 3, 2012

Cousins Properties Incorporated
(Exact name of registrant as specified in its charter)

Georgia
(State or other jurisdiction of incorporation)

001-11312
(Commission File Number)

58-0869052
(IRS Employer Identification Number)

191 Peachtree Street NE, Suite 3600, Atlanta, Georgia 30303-1740
(Address of principal executive offices)

Registrant’s telephone number, including area code: (404) 407-1000

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with a governance and compensation review conducted by the Compensation, Succession, Nominating and Governance Committee (the “Committee”) of the Board of Directors (the “Board”) of Cousins Properties Incorporated (the “Company”), the Committee approved certain changes to the Company’s compensation program on December 3, 2012 and the Board approved certain changes to the Company’s governance documents on December 4, 2012.

•
The Committee recommended and the Board approved an amendment and restatement of the Bylaws to provide for a majority voting standard in uncontested director elections and an amendment to the Company’s Corporate Governance Guidelines (the “Guidelines”) to establish procedures for any director who is not elected in accordance with the Bylaws to tender his or her offer to resign. (See Item 5.03 below) The new majority vote Bylaw provision replaces the Company’s majority vote policy previously contained in the Guidelines.

•
The Committee recommended and the Board approved an amendment to the Guidelines to provide that executive officers of the Company are expected to hold, for a period of at least 24 months after vesting, 50% of the net after-tax portion of the restricted stock awards and restricted share unit awards settled in shares of Company common stock that are granted through the Company’s executive compensation program, which is an increase from the previous 8 month holding requirement.

•
The Committee approved amendments to the Cousins Properties Incorporated 2009 Incentive Stock Plan and the Cousins Properties Incorporated 1999 Incentive Stock Plan to add a provision that prohibits the buyout of underwater stock options or stock appreciation rights granted under the plans without shareholder approval.

•
The Committee approved a policy establishing a maximum payout of the incentive cash award that can be earned by each of the Company’s executive officers under the annual cash incentive plan for any year at 150% of the target cash award approved by the Committee for such year.

Item 5.03.    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 4, 2012, the Board approved an amendment and restatement of the Company’s Bylaws, effective immediately. The following is a summary of the changes to the Bylaws.

Article II, Section 2 “Composition of the Board.” The Bylaws were amended to adopt a majority voting standard in uncontested director elections. Prior to this amendment, the Company had a plurality voting standard in director elections, with a director resignation policy. As amended, the Bylaws also provide a procedure whereby a director who fails to be re-elected in an uncontested election will submit his or her resignation, which the Committee will consider and make a recommendation to the Board regarding acceptance of such resignation. Conforming amendments were made to the Company’s Guidelines.

The foregoing summary of the amendments to the Bylaws is qualified in its entirety by reference to the full text of the Bylaws, a copy of which is filed as Exhibit 3.1 to this report and incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits

The following exhibit is filed herewith:

Exhibit No.    Description

3.1                 Amended and Restated Bylaws of Cousins Properties Incorporated.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 7, 2012

COUSINS PROPERTIES INCORPORATED

By:	/s/ Pamela F. Roper
Pamela F. Roper
Senior Vice President, General Counsel and
Corporate Secretary